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                                                                    EXHIBIT 23.6

        [DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION LETTERHEAD]




          We hereby consent to (i) the inclusion of our opinion letter, dated as of March 13, 1999, to the Board of Directors of El Paso Energy Corporation (the "Company") as Annex D to the Joint Proxy Statement/Prospectus of the Company and Sonat Inc. relating to the proposed merger between the Company and Sonat Inc., and (ii) all references to DLJ in the section captioned "Opinions of Financial Advisors--Opinion of Financial Advisor to El Paso" of the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                DONALDSON, LUFKIN & JENRETTE
                                                SECURITIES CORPORATION

                                                By: /s/ PAUL A. DAVIS
                                                   ----------------------------
                                                   Paul A. Davis
                                                   Vice President



Houston, Texas
April 30, 1999